UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

The Management Network Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On February 23, 2009, the independent members of the Board of Directors (the “Board”) of the Management Network Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the following discretionary bonuses for 2008 performance: $200,000 to Richard P. Nespola, Chairman and Chief Executive Officer; $100,000 to Micky K. Woo, President and Chief Operating Officer; and $50,000 to Donald E. Klumb, Senior Vice President and Chief Financial Officer.

The Compensation Committee recommended and the independent members of the Board approved the bonuses, even though the Non-GAAP EBITDA threshold in the 2008 Executive Incentive Compensation Plan (“2008 Plan”) was not achieved, based upon their determination that the Company had substantially achieved the threshold level in the 2008 Plan through the efforts of management in a uniquely challenging economic environment. The amounts of the bonuses awarded were substantially less than the $800,000 bonus pool that would have been earned if the threshold had been achieved. The determination of the Committee and the independent directors recognized that the 2008 threshold was established prior to the unexpected deterioration in the economic climate and its negative effect on the Company's business. Despite the unique and unforeseen challenges presented by the environment, the Compensation Committee and the independent directors determined that management’s performance had merited incentive compensation to induce similar efforts in the future and fairly reward them for their contribution to the Company. The 2008 Plan was filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

Date: February 27, 2009